POWER OF ATTORNEY

POWER OF ATTORNEY

I, Alberto Sangiovanni-Vincentelli, hereby authorize Michael J. Fister, William Porter, James J. Cowie or Kevin Palatnik of Cadence Design Systems, Inc., a Delaware corporation

(the Company), to sign and file on my behalf the Initial Statement of

Beneficial Ownership of Securities on Form 3, Statements of Changes in

Beneficial Ownership on Forms 4 and 5, and any Amendments and applications thereto, to be filed with the Securities and Exchange Commission pursuant to

Section 16(a) of the Securities Act of 1934 relating to my beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein

granted.  The undersigned acknowledges that the foregoing

attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934. This authorization shall remain in effect until I am no longer required to file forms under Section 16(a) with respect to the

Company's securities, unless earlier revoked in writing delivered to the foregoing attorneys-in-fact.

/s/ Alberto Sangiovanni-Vincentelli   Apirl 1, 2008

Alberto Sangiovanni-Vincentelli                                  Date